For Immediate Release

Embarcadero Technologies Postpones Earnings Announcement

SAN FRANCISCO, Oct 27, 2004 (BUSINESS WIRE) -- Embarcadero Technologies, Inc. (Nasdaq:EMBT), announced that it is delaying the release of its financial results for the third quarter ended September 30, 2004 and postponing the conference call scheduled for today at 2:00 p.m., Pacific Time. The Company also announced that its Audit Committee this week commenced an investigation of the revenue recognition practices of its UK subsidiary, Embarcadero Europe Ltd. (Embarcadero Europe), as a result of recent discoveries relating to Embarcadero Europe's resellers. Embarcadero Europe accounted for approximately 20% of the Company's consolidated revenues in the first and second quarters of fiscal 2004. The Company is working diligently to complete the investigation, which is in its early stages, and will release its third quarter financial results, as well any restated financial results for affected periods, promptly upon completion of the investigation.

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About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq:EMBT) is a leading provider of data lifecycle management solutions that help companies build, optimize, test, and manage their critical data, database, and application infrastructures. Nearly 11,000 companies, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, Calif. For more information, call 415-834-3131 or visit http://www.embarcadero.com.

Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company's periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption "Risk Factors" in the Company's most recent Quarterly Report on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Technologies
Stephen Wong, President and Chief Executive Officer
415-834-3131